Exhibit 99.1

NEWS RELEASE

STEWART INFORMATION SERVICES CORP. P.O. Box 2029 Houston, Texas 77252-2029 www.stewart.com	CONTACT Kathryn Bass / Brian Glaze Investor Relations (713) 625-8633

Stewart Reports Fourth Quarter and Full Year 2024 Results

•	Total revenues of $665.9 million ($664.2 million on an adjusted basis) compared to $582.2 million ($577.4 million on an adjusted basis) in the prior year quarter

•	Net income of $22.7 million ($31.5 million on an adjusted basis) compared to $8.8 million ($16.6 million on an adjusted basis) in the prior year quarter

•	Diluted earnings per share of $0.80 ($1.12 on an adjusted basis) compared to prior year quarter diluted EPS of $0.32 ($0.60 on an adjusted basis)

•	Full year 2024 net income of $73.3 million ($94.4 million on an adjusted basis) compared to 2023 net income of $30.4 million ($66.6 million on an adjusted basis)

•	Full year 2024 diluted earnings per share of $2.61 ($3.35 on an adjusted basis) compared to $1.11 ($2.42 on an adjusted basis) for 2023

HOUSTON, February 5, 2025 - Stewart Information Services Corporation (NYSE: STC) today reported net income attributable to Stewart of $22.7 million ($0.80 per diluted share) for the fourth quarter 2024, compared to $8.8 million ($0.32 per diluted share) for the fourth quarter 2023. On an adjusted basis, net income for the fourth quarter 2024 was $31.5 million ($1.12 per diluted share) compared to $16.6 million ($0.60 per diluted share) in the fourth quarter 2023. Pretax income before noncontrolling interests for the fourth quarter 2024 was $35.4 million ($47.3 million on an adjusted basis) compared to $18.8 million ($29.1 million on an adjusted basis) for the fourth quarter 2023.

Fourth quarter 2024 results included $1.7 million of pretax net realized and unrealized gains, primarily related to net gains from fair value changes of equity securities investments and an acquisition liability adjustment, partially offset by losses from a sale of an office and an investment impairment. Fourth quarter 2023 results included $4.8 million of pretax net realized and unrealized gains, primarily driven by net gains from fair value changes of equity securities investments and an acquisition liability adjustment.

“We are pleased with our fourth quarter and full year 2024 results as they demonstrate both our progress and resilience in these continued challenging macro-housing conditions,” commented Fred Eppinger, chief executive officer. “We continue to improve on our operations to win share and fortify our position and look forward to continuing to do so in 2025. We remain focused on our pursuit of growth and margin improvement across all business lines.”

Selected Financial Information

Summary results of operations are as follows (dollars in millions, except per share amounts, pretax margin and adjusted pretax margin, and amounts may not add as presented due to rounding):

	Quarter Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Total revenues	665.9	582.2	2,490.4	2,257.3
Pretax income before noncontrolling interests	35.4	18.8	114.3	60.9
Income tax expense	(8.2)	(5.7)	(26.2)	(15.3)
Net income attributable to noncontrolling interests	(4.5)	(4.3)	(14.8)	(15.2)
Net income attributable to Stewart	22.7	8.8	73.3	30.4
Non-GAAP adjustments, after taxes*	8.8	7.8	21.1	36.2
Adjusted net income attributable to Stewart*	31.5	16.6	94.4	66.6
Pretax margin	5.3%	3.2%	4.6%	2.7%
Adjusted pretax margin*	7.1%	5.0%	5.8%	4.8%
Net income per diluted Stewart share	0.80	0.32	2.61	1.11
Adjusted net income per diluted Stewart share*	1.12	0.60	3.35	2.42

* Adjusted net income, adjusted pretax margin and adjusted net income per diluted share are non-GAAP measures. See Appendix A for explanation and reconciliation of non-GAAP adjustments.

Title Segment

Summary results of the title segment are as follows (dollars in millions, except pretax margin and adjusted pretax margin):

	Quarter Ended December 31,
	2024	2023	% Change
Operating revenues	562.7	502.9	12%
Investment income	14.5	13.0	12%
Net realized and unrealized gains	2.8	5.1	(46)%
Pretax income	45.2	27.3	65%
Non-GAAP adjustments to pretax income*	5.3	4.0
Adjusted pretax income*	50.5	31.4	61%
Pretax margin	7.8%	5.2%
Adjusted pretax margin*	8.8%	6.1%

* Adjusted pretax income and adjusted pretax margin are non-GAAP financial measures. See Appendix A for explanation and reconciliation of non-GAAP adjustments.

Title segment operating revenues in the fourth quarter 2024 improved $59.8 million, or 12 percent, driven by increased revenues from our direct and agency title operations, while total segment operating expenses increased $41.0 million, or 8 percent, compared to the fourth quarter 2023. Agency retention expenses in the fourth quarter 2024 increased $13.7 million, or 6 percent, consistent with the $16.6 million, or 6 percent, increase in gross agency revenues compared to the prior year quarter.

Total title segment employee costs and other operating expenses for the fourth quarter 2024 increased $27.1 million, or 11 percent, compared to the prior year quarter, primarily due to increased incentive compensation expenses related to higher title revenues, higher outside search expenses resulting from higher commercial revenues, and increased severance expenses, primarily related to an executive retirement announced in September 2024. As a percentage of operating revenues, total segment employee costs and other operating expenses slightly improved to 48.7 percent in the fourth quarter 2024 compared to 49.1 percent in the prior year quarter.

Title loss expense in the fourth quarter 2024 was $20.7 million, which was comparable to the fourth quarter 2023, primarily as a result of our overall favorable claim experience offsetting the incremental title loss expense related to increased title revenues. As a percentage of title revenues, title loss expense was 3.7 percent for the fourth quarter 2024 compared to 4.1 percent in the prior year quarter.

In addition to the net realized and unrealized gains presented above, non-GAAP adjustments to the title segment’s pretax income for the fourth quarters 2024 and 2023 included $8.1 million and $9.1 million, respectively, of total acquisition intangible asset amortization and related expenses, executive severance expenses and office closure costs (refer to Appendix A).

Direct title revenues information is presented below (dollars in millions):

	Quarter Ended December 31,
	2024	2023	% Change
Non-commercial:
Domestic	162.5	153.8	6%
International	25.9	24.0	8%
	188.4	177.8	6%
Commercial:
Domestic	84.1	56.1	50%
International	11.1	6.5	71%
	95.2	62.6	52%
Total direct title revenues	283.6	240.4	18%

Domestic non-commercial revenues in the fourth quarter 2024 improved by $8.7 million, or 6 percent, primarily due to increased total non-commercial domestic transactions compared to the fourth quarter 2023. Domestic commercial revenues in the fourth quarter 2024 increased by $28.0 million, or 50 percent, primarily due to a higher average transaction size and a 13 percent increase in commercial transactions compared to the prior year quarter. Fourth quarter 2024 average domestic commercial fee per file was $19,600, or 33 percent higher compared to $14,800 from the fourth quarter 2023, while average domestic residential fee per file was $2,900, or 8 percent lower compared to $3,200 from the prior year quarter, primarily due to a lower purchase transaction mix during the fourth quarter 2024.

Real Estate Solutions Segment

Summary results of the real estate solutions segment are as follows (dollars in millions, except pretax margin and adjusted pretax margin):

	Quarter Ended December 31,
	2024	2023	% Change
Operating revenues	87.0	61.4	42%
Pretax income	0.9	1.4	(34)%
Non-GAAP adjustments to pretax income*	5.5	6.0
Adjusted pretax income*	6.5	7.4	(13)%
Pretax margin	1.1%	2.3%
Adjusted pretax margin*	7.4%	12.0%

* Adjusted pretax income and adjusted pretax margin are non-GAAP financial measures. See Appendix A for an explanation and reconciliation of non-GAAP adjustments.

Fourth quarter 2024 operating revenues increased $25.6 million, or 42 percent, primarily due to increased revenues from our credit information and valuation services operations compared to the fourth quarter 2023. On a combined basis, the segment’s employee costs and other operating expenses increased $26.2 million, or 49 percent, primarily driven by higher vendor prices for credit information services and increased employee count in anticipation of new customers and related revenue. Non-GAAP adjustments to pretax income shown in the schedule above were primarily related to acquisition intangible asset amortization expenses (refer to Appendix A).

Corporate Segment

The segment’s fourth quarter 2024 results included net expenses attributable to corporate operations of $9.7 million, which were comparable to the prior year quarter, and a $1.1 million unrealized loss related to an investment impairment.

Expenses

Consolidated employee costs in the fourth quarter 2024 increased by $21.3 million, or 12 percent, compared to the fourth quarter 2023, primarily driven by higher incentive compensation on overall improved revenues, increased salaries primarily due to higher employee counts in commercial services and real estate solutions, and higher executive severances expenses primarily related to a title segment executive retirement announced in September 2024. As a percentage of total operating revenues, employee costs improved to 30.7 percent in the fourth quarter 2024 compared to 31.6 percent in the prior year quarter.

Consolidated other operating expenses in the fourth quarter 2024 increased $31.9 million, or 25 percent, primarily driven by higher service expenses and outside search fees related to higher revenues from real estate solutions and commercial title operations, respectively, partially offset by lower office closures compared to the fourth quarter 2023. As a percentage of total operating revenues, fourth quarter 2024 total other operating expenses increased to 24.5 percent compared to 22.5 percent in the prior year quarter, primarily due to increased real estate solutions service expenses.

Other

Net cash provided by operations in the fourth quarter 2024 was $68.0 million compared to $39.5 million in the fourth quarter 2023, primarily driven by the higher consolidated net income in the fourth quarter 2024.

Fourth Quarter Earnings Call

Stewart will hold a conference call to discuss the fourth quarter 2024 earnings at 8:30 a.m. Eastern Time on Thursday, February 6, 2025. To participate, dial (800) 343-5172 (USA) or (203) 518-9856 (International) – access code STCQ424. Additionally, participants can listen to the conference call through Stewart’s Investor Relations website at https://investors.stewart.com/news-and-events/events/default.aspx. The conference call replay will be available from 11:00 a.m. Eastern Time on February 6, 2025 until midnight on February 13, 2025 by dialing (800) 753-5479 (USA) or (402) 220-2675 (International).

About Stewart

Stewart (NYSE-STC) is a global real estate services company, offering products and services through our direct operations, network of Stewart Trusted Providers™ and family of companies. From residential and commercial title insurance and closing and settlement services to specialized offerings for the mortgage and real estate industries, we offer the comprehensive service, deep expertise and solutions our customers need for any real estate transaction. At Stewart, we are dedicated to becoming the premier title services company and we are committed to doing so by partnering with our customers to create mutual success. Learn more at stewart.com.

Cautionary statement regarding forward-looking statements. Certain statements in this press release are "forward-looking statements", including statements related to Stewart’s future business plans and expectations, including our plans to achieve market growth and pretax margin improvements. Forward-looking statements, by their nature, are subject to various risks and uncertainties that could cause our actual results to differ materially. Such risks and uncertainties include the volatility of general economic conditions and adverse changes in the level of real estate activity, as well as a number of other risk and uncertainties discussed in detail in our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023, and if applicable, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K filed subsequently. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2024. We expressly disclaim any obligation to update, amend or clarify any forward-looking statements contained in this press release to reflect events or circumstances that may arise after the date hereof, except as may be required by applicable law.

ST-IR

STEWART INFORMATION SERVICES CORPORATION

CONDENSED STATEMENTS OF INCOME

(In thousands of dollars, except per share amounts and except where noted)

	Quarter Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues:
Title revenues:
Direct operations	283,606	240,432	1,020,380	962,674
Agency operations	279,092	262,513	1,043,173	985,989
Real estate solutions	86,998	61,408	358,559	263,577
Total operating revenues	649,696	564,353	2,422,112	2,212,240
Investment income	14,538	13,021	55,370	45,135
Net realized and unrealized gains (losses)	1,699	4,795	12,937	(34)
	665,933	582,169	2,490,419	2,257,341
Expenses:
Amounts retained by agencies	230,724	217,021	864,807	813,519
Employee costs	199,418	178,084	745,405	712,794
Other operating expenses	159,071	127,171	603,959	507,701
Title losses and related claims	20,656	20,555	80,411	80,282
Depreciation and amortization	15,549	15,600	61,612	62,447
Interest	5,147	4,959	19,914	19,737
	630,565	563,390	2,376,108	2,196,480
Income before taxes and noncontrolling interests	35,368	18,779	114,311	60,861
Income tax expense	(8,156)	(5,675)	(26,155)	(15,263)
Net income	27,212	13,104	88,156	45,598
Less net income attributable to noncontrolling interests	4,471	4,289	14,846	15,159
Net income attributable to Stewart	22,741	8,815	73,310	30,439

Net earnings per diluted share attributable to Stewart	0.80	0.32	2.61	1.11
Diluted average shares outstanding (000)	28,277	27,751	28,129	27,520

Selected financial information:
Net cash provided by operations	67,953	39,464	135,609	83,042
Other comprehensive (loss) income	(19,093)	23,406	(8,182)	16,128

Fourth Quarter Domestic Order Counts:

Opened Orders 2024:	Oct	Nov	Dec	Total	Closed Orders 2024:	Oct	Nov	Dec	Total
Commercial	1,471	1,226	1,586	4,283	Commercial	1,363	1,174	1,766	4,303
Purchase	15,852	12,224	11,323	39,399	Purchase	11,545	10,098	10,662	32,305
Refinancing	7,245	4,782	5,225	17,252	Refinancing	4,990	3,724	3,441	12,155
Other	4,076	2,239	2,090	8,405	Other	4,339	3,937	2,386	10,662
Total	28,644	20,471	20,224	69,339	Total	22,237	18,933	18,255	59,425

Opened Orders 2023:	Oct	Nov	Dec	Total	Closed Orders 2023:	Oct	Nov	Dec	Total
Commercial	1,031	1,335	1,381	3,747	Commercial	1,074	1,264	1,463	3,801
Purchase	16,995	14,076	11,679	42,750	Purchase	12,187	10,595	10,989	33,771
Refinancing	5,165	5,038	5,194	15,397	Refinancing	3,479	3,034	3,045	9,558
Other	1,912	1,506	3,271	6,689	Other	2,000	1,309	1,367	4,676
Total	25,103	21,955	21,525	68,583	Total	18,740	16,202	16,864	51,806

STEWART INFORMATION SERVICES CORPORATION

CONDENSED BALANCE SHEETS

(In thousands of dollars)

	December 31, 2024	December 31, 2023
Assets:
Cash and cash equivalents	216,298	233,365
Short-term investments	41,199	39,023
Investments in debt and equity securities, at fair value	669,098	679,936
Receivables – premiums from agencies	36,753	38,676
Receivables – other	111,735	93,811
Allowance for uncollectible amounts	(7,725)	(7,583)
Property and equipment, net	87,613	82,335
Operating lease assets, net	102,210	115,879
Title plants	74,862	73,359
Goodwill	1,084,139	1,072,129
Intangible assets, net of amortization	173,075	193,196
Deferred tax assets	4,827	3,776
Other assets	136,061	84,959
	2,730,145	2,702,861
Liabilities:
Notes payable	445,841	445,290
Accounts payable and accrued liabilities	214,580	190,054
Operating lease liabilities	118,835	135,654
Estimated title losses	511,534	528,269
Deferred tax liabilities	28,266	25,045
	1,319,056	1,324,312
Stockholders’ equity:
Common Stock and additional paid-in capital	358,721	338,451
Retained earnings	1,089,484	1,070,841
Accumulated other comprehensive loss	(43,397)	(35,215)
Treasury stock	(2,666)	(2,666)
Stockholders’ equity attributable to Stewart	1,402,142	1,371,411
Noncontrolling interests	8,947	7,138
Total stockholders’ equity	1,411,089	1,378,549
	2,730,145	2,702,861
Number of shares outstanding (000)	27,764	27,370
Book value per share	50.50	50.11

STEWART INFORMATION SERVICES CORPORATION

SEGMENT INFORMATION

(In thousands of dollars)

Quarter Ended:	December 31, 2024				December 31, 2023
	Title	Real Estate Solutions	Corporate	Total	Title	Real Estate Solutions	Corporate	Total
Revenues:
Operating revenues	562,698	86,998	-	649,696	502,945	61,408	-	564,353
Investment income	14,511	27	-	14,538	12,996	25	-	13,021
Net realized and unrealized gains (losses)	2,760	-	(1,061)	1,699	5,094	(3)	(296)	4,795
	579,969	87,025	(1,061)	665,933	521,035	61,430	(296)	582,169
Expenses:
Amounts retained by agencies	230,724	-	-	230,724	217,021	-	-	217,021
Employee costs	181,436	14,667	3,315	199,418	163,142	11,987	2,955	178,084
Other operating expenses	92,580	65,124	1,367	159,071	83,777	41,587	1,807	127,171
Title losses and related claims	20,656	-	-	20,656	20,555	-	-	20,555
Depreciation and amortization	8,921	6,301	327	15,549	8,819	6,401	380	15,600
Interest	420	1	4,726	5,147	378	48	4,533	4,959
	534,737	86,093	9,735	630,565	493,692	60,023	9,675	563,390
Income (loss) before taxes	45,232	932	(10,796)	35,368	27,343	1,407	(9,971)	18,779

Year Ended:	December 31, 2024				December 31, 2023
	Title	Real Estate Solutions	Corporate	Total	Title	Real Estate Solutions	Corporate	Total
Revenues:
Operating revenues	2,063,553	358,559	-	2,422,112	1,948,663	263,577	-	2,212,240
Investment income	55,256	114	-	55,370	45,028	107	-	45,135
Net realized and unrealized gains (losses)	14,146	-	(1,209)	12,937	3,437	(3)	(3,468)	(34)
	2,132,955	358,673	(1,209)	2,490,419	1,997,128	263,681	(3,468)	2,257,341
Expenses:
Amounts retained by agencies	864,807	-	-	864,807	813,519	-	-	813,519
Employee costs	677,378	54,572	13,455	745,405	648,832	49,320	14,642	712,794
Other operating expenses	339,950	258,827	5,182	603,959	320,529	179,640	7,532	507,701
Title losses and related claims	80,411	-	-	80,411	80,282	-	-	80,282
Depreciation and amortization	35,047	25,104	1,461	61,612	35,000	25,802	1,645	62,447
Interest	1,584	9	18,321	19,914	1,442	239	18,056	19,737
	1,999,177	338,512	38,419	2,376,108	1,899,604	255,001	41,875	2,196,480
Income (loss) before taxes	133,778	20,161	(39,628)	114,311	97,524	8,680	(45,343)	60,861

Appendix A

Non-GAAP Adjustments

Management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles (GAAP) to analyze its performance. These include: (1) adjusted revenues, which are reported revenues adjusted for net realized and unrealized gains and losses and (2) adjusted pretax income and adjusted net income, which are reported pretax income and reported net income after earnings from noncontrolling interests, respectively, adjusted for net realized and unrealized gains and losses, acquisition intangible asset amortization and other expenses (acquisition-related), office closure costs, executive severance expenses, and other nonrecurring expenses. Adjusted diluted earnings per share (adjusted diluted EPS) is calculated using adjusted net income divided by the diluted average weighted outstanding shares. Adjusted pretax margin is calculated using adjusted pretax income divided by adjusted total revenues. Management views these measures as important performance measures of core profitability for its operations and as key components of its internal financial reporting. Management believes investors benefit from having access to the same financial measures that management uses.

Below are reconciliations of the non-GAAP financial measures used by management to the most directly comparable GAAP measures for the quarter and year ended December 31, 2024 and 2023 (dollars in millions, except shares, per share amounts and pretax margins, and amounts may not add as presented due to rounding).

	Quarter Ended December 31,			Year Ended December,
	2024	2023	% Chg	2024	2023	% Chg

Total revenues	665.9	582.2	14%	2,490.4	2,257.3	10%
Non-GAAP revenue adjustments:
Net realized and unrealized gains	(1.7)	(4.8)		(12.9)	-
Adjusted total revenues	664.2	577.4	15%	2,477.5	2,257.3	10%

Details of net realized and unrealized gains:
Unrealized gains on equity securities fair value	1.4	3.7		12.6	2.1
Gains (losses) on acquisition liability adjustments	2.4	0.9		2.4	(2.3)
Sale of offices	(0.8)	(0.1)		(0.8)	(0.1)
Impairment of investments and other assets	(1.1)	(0.2)		(1.2)	(0.2)
Other items, net	(0.3)	0.6		0.1	0.5
Total net realized and unrealized gains	1.7	4.8		12.9	-

Pretax income	35.4	18.8	88%	114.3	60.9	88%
Non-GAAP pretax adjustments:
Net realized and unrealized gains	(1.7)	(4.8)		(12.9)	-
Acquisition intangible asset amortization and other expenses	8.5	8.7		33.6	36.0
Office closure costs	1.2	5.5		3.1	7.3
Executive severance expenses	3.9	0.9		4.6	3.1
State sales tax assessment expense	-	-		-	1.2
Adjusted pretax income	47.3	29.1	63%	142.8	108.5	32%
GAAP pretax margin	5.3%	3.2%		4.6%	2.7%
Adjusted pretax margin	7.1%	5.0%		5.8%	4.8%

	Quarter Ended December 31,			Year Ended December 31,
	2024	2023	% Chg	2024	2023	% Chg

Net income attributable to Stewart	22.7	8.8	158%	73.3	30.4	141%
Non-GAAP pretax adjustments:
Net realized and unrealized gains	(1.7)	(4.8)		(12.9)	-
Acquisition intangible asset amortization and other expenses	8.5	8.7		33.6	36.0
Office closure costs	1.2	5.5		3.1	7.3
Executive severance expenses	3.9	0.9		4.6	3.1
State sales tax assessment expense	-	-		-	1.2
Net tax effects of non-GAAP adjustments	(3.1)	(2.5)		(7.4)	(11.4)
Non-GAAP adjustments, after taxes	8.8	7.8		21.1	36.2
Adjusted net income attributable to Stewart	31.5	16.6	90%	94.4	66.6	42%

Diluted average shares outstanding (000)	28,277	27,751		28,129	27,520
GAAP net income per share	0.80	0.32		2.61	1.11
Adjusted net income per share	1.12	0.60		3.35	2.42

	Quarter Ended December 31,			Year Ended December 31,
	2024	2023	% Chg	2024	2023	% Chg
Title Segment:

Total revenues	580.0	521.0	11%	2,133.0	1,997.1	7%
Net realized and unrealized gains	(2.8)	(5.1)		(14.1)	(3.4)
Adjusted total revenues	577.2	515.9	12%	2,118.8	1,993.7	6%

Pretax income	45.2	27.3	65%	133.8	97.5	37%
Non-GAAP revenue adjustments:
Net realized and unrealized gains	(2.8)	(5.1)		(14.1)	(3.4)
Acquisition intangible asset amortization and other expenses	3.0	2.9		11.5	12.3
Office closure costs	1.2	5.5		3.1	7.3
Executive severance expenses	3.9	0.7		4.6	2.3
Adjusted pretax income	50.5	31.4	61%	138.9	116.0	20%
GAAP pretax margin	7.8%	5.2%		6.3%	4.9%
Adjusted pretax margin	8.8%	6.1%		6.6%	5.8%

Real Estate Solutions Segment:

Total revenues	87.0	61.4	42%	358.7	263.7	36%
Pretax income	0.9	1.4	(34%)	20.2	8.7	132%
Non-GAAP revenue adjustments:
Acquisition intangible asset amortization	5.5	5.8		22.2	23.7
Executive severance expenses	-	0.2		-	0.3
State sales tax assessment expense	-	-		-	1.2
Adjusted pretax income	6.5	7.4	(13%)	42.3	33.8	25%
GAAP pretax margin	1.1%	2.3%		5.6%	3.3%
Adjusted pretax margin	7.4%	12.0%		11.8%	12.8%